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Filed Pursuant to Rule 424B(3)
Registration No. 333-143510

Subject to completion, dated July 14, 2009

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement
(To prospectus dated June 5, 2007)

$150,000,000

Janus Capital Group Inc.

      % Convertible Senior Notes due 2014

          Janus Capital Group Inc. is offering $150,000,000 principal amount of its      % Convertible Senior Notes due 2014 (the "notes") under this prospectus supplement. The notes will bear interest at a rate of      % per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2010. The notes will mature on July 15, 2014, unless earlier repurchased or converted.

          Holders may convert their notes at their option prior to the close of business on the business day immediately preceding April 15, 2014 only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2009 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such day; or (3) upon the occurrence of specified corporate events. On or after April 15, 2014 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

          The conversion rate will initially be            shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $            per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

          We may not redeem the notes prior to maturity.

          If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a price equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

          The notes will be senior unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

          Concurrently with this offering, under a separate prospectus supplement, we are offering $150.0 million of our common stock (plus up to an additional              shares of our common stock if the underwriters exercise their option to purchase additional shares). Neither offering will be contingent on the completion of the other.

          The notes will not be listed on any securities exchange. Our common stock is listed on The New York Stock Exchange under the symbol "JNS." The last reported sale price of our common stock on July 13, 2009 was $10.75 per share.

          Investing in the notes involves risks. See "Risk factors" beginning on page S-10 and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2008 to read about risks that you should consider before buying the notes.

	Per Note		Total

Public offering price(1)%		$
Underwriting discounts and commissions	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest, if any, from July     , 2009.

          We have granted the underwriters the option to purchase, exercisable for a period of 30 days from the date of this prospectus supplement, up to an additional $22,500,000 principal amount of notes, solely to cover over-allotments.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about July     , 2009.

Joint Book-Running Managers

J.P. Morgan	Goldman, Sachs & Co.

Co-Manager

Merrill Lynch & Co.

The date of this prospectus supplement is July     , 2009

Prospectus Supplement

S-i

About This Prospectus Supplement

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Certain Information by Reference."

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering and in the documents incorporated by reference herein, in the accompanying prospectus or any such free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized for use in connection with this offering or any document incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

Forward-Looking Statements

        This prospectus supplement contains and incorporates by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may also be made in our documents incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, in our press releases, reports filed with the Securities and Exchange Commission, which we refer to as the SEC, and in other documents. In addition, from time to time, we, through our management, may make written and oral forward-looking statements. Forward-looking statements include statements as to our industry trends and future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks associated with our proposed common stock offering, convertible notes offering and related debt tender offer, including whether such offers and tender offers will be successful and on what terms they may be completed, the risks described under "Risk Factors" beginning on page S-10 of this prospectus supplement and the other risks, uncertainties, assumptions and factors specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 included under headings such as "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time. We caution readers to carefully consider such factors. Many of these factors are beyond the control of the Company and its management. Furthermore, such forward-looking statements speak only as of the date on which such statements are made. Except to the extent required by applicable law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

S-iii

Summary

        The following summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the caption "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008 and the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the terms "Janus," "Company," "we," "us," and "our" as used in this prospectus supplement refer to Janus Capital Group Inc. and its subsidiaries.

The Company

        Founded in 1969, we consider ourselves to be one of the world's leading investment managers, with $132.6 billion of assets under management as of June 30, 2009. We provide investment management, administration, distribution and related services to individual and institutional investors through mutual funds, separate accounts and subadvised relationships, which we refer to collectively as investment products, in both domestic and international markets. Over the last several years, we have expanded our business to become a more diversified manager with increased investment product offerings and distribution capabilities. We provide investment advisory services through our primary subsidiaries, Janus Capital Management LLC, which we refer to as JCM, INTECH Investment Management LLC (formerly known as Enhanced Investment Technologies, LLC), which we refer to as INTECH, and Perkins Investment Management LLC (formerly known as Perkins, Wolf, McDonnell and Company, LLC), which we refer to as Perkins. Each of our three primary subsidiaries specializes in specific investment styles and disciplines. Our investment products are distributed through three channels: retail intermediary, institutional and international. Each distribution channel focuses on specific investor groups and the unique requirements of each group. Headquartered in Denver, Colorado, with offices globally, we had 1,148 full time employees as of June 30, 2009.

        Revenues are generally based upon a percentage of the market value of assets under management and are calculated as a percentage of the daily average asset balance in accordance with contractual agreements governing the Company's investment products. Certain investment products are also subject to performance fees, which vary based on their relative performance as compared to a benchmark index and the level of assets subject to such fees. Assets under management primarily consist of domestic and international equity and debt securities. Accordingly, fluctuations in domestic and international financial markets, relative investment performance, sales and redemptions of investment products, and changes in the composition of assets under management are all factors that have a direct effect on our operating results.

Subsidiaries

        JCM

        JCM considers itself a leader in equity investing, beginning with the launch of the Janus Fund approximately 40 years ago. JCM offers growth equity, core and international equity funds, as well as balanced, fixed-income, alternative and money market investment products. JCM's investment teams are led by its co-Chief Investment Officers, who are charged with driving investment performance across all disciplines, while maintaining a structured investment approach. JCM's investment teams seek to identify strong businesses with sustainable competitive advantages or improving returns on capital that sell at a discount to what the teams believe they are worth. JCM believes its depth of research; its experienced portfolio managers and analysts; its willingness to make concentrated investments when it believes it has a research edge; and its commitment to delivering strong, long-term results for its investors are what differentiate JCM from its competitors. At June 30, 2009, JCM managed $75.8 billion of long-term assets and $2.0 billion of money market assets, or 59% of total Company assets under management. During the second quarter of 2009, JCM generated $1.7 billion of long-term net flows and as of June 30, 2009, 61%, 88%, and 82% of equity mutual funds were ranked in the top two quartiles of their Lipper categories on a one-, three-, and five-year total return basis, respectively.

        INTECH

        INTECH's unique investment process is based on a mathematical theorem that attempts to capitalize on the volatility in stock price movements. The goal is to achieve long-term returns that outperform the benchmark index while controlling risks and trading costs. INTECH has managed institutional portfolios since 1987, establishing one of the industry's longest continuous performance records of mathematically driven equity investing strategies. From inception through June 30, 2009, 10 out of 12 INTECH investment strategies have outperformed their respective benchmarks, net of fees and on a gross fee basis. Additionally, 33%, 56%, and 86% of strategies are outperforming their respective benchmarks over the one-, three-, and five-year periods, as of June 30, 2009. At June 30, 2009, INTECH managed $43.8 billion, or 33% of total Company assets under management. During the second quarter of 2009, INTECH generated $0.2 billion of long-term net outflows.

        Perkins

        Perkins has managed value discipline investment products since 1980. With its industry experience, fundamental research and careful consideration for risk, Perkins has established a reputation as a respected value manager. On December 31, 2008, we purchased an additional 50% ownership stake in Perkins for $90.0 million, increasing our ownership to approximately 78%. Perkins expanded its product offerings in late 2008 with the launch of the Large Cap Value Fund. At June 30, 2009, Perkins managed $11.0 billion, or 8% of total Company assets under management. During the second quarter of 2009, Perkins generated $0.8 billion of long-term net flows, and as of June 30, 2009, the Perkins Mid Cap Value and Small Cap Value funds ranked in the top 16% and 10% of their respective Lipper categories on a one-, three- and five-year total-return basis.

Distribution Channels

        Retail Intermediary Channel

        The retail intermediary channel serves financial intermediaries and retirement plans for the advice driven market, which includes asset managers, bank/trust officers, broker-dealers, independent planners, third-party administrators and insurance companies. In addition, this channel serves individual investors who access our investment products directly. We have aligned the channel to focus resources on distributor needs and are targeting product platforms that tend to have high asset retention rates to enhance long-term profitability. Significant investments have been made in building out the Company's retail intermediary channel over the last several years, with the number of external wholesalers more than doubling from 2004 through June 30, 2009. Assets in the retail intermediary channel totaled

$83.3 billion, or 63% of firm-wide assets under management at June 30, 2009. During the second quarter of 2009, the retail intermediary channel generated $2.5 billion of long-term net flows.

        Institutional Channel

        The institutional channel serves corporations, endowments, foundations, Taft-Hartley and public fund clients and focuses on distribution through consulting relationships and on a direct basis. Investors in the institutional channel often rely on advice from third-party consultants. Accordingly, we have assembled a Consultant Relations team dedicated to providing information and services to third-party institutional consultants. Although the current asset base in this channel is weighted heavily toward INTECH's risk-managed products, we are attempting to increase penetration of JCM and Perkins. Assets in the institutional channel totaled $39.5 billion, or 30% of firm-wide assets under management at June 30, 2009. During the second quarter of 2009, the institutional channel generated $0.2 billion of long-term net flows.

        International Channel

        The international channel serves professional investors outside of the United States, including central and local government pensions, corporate pensions, multi-managers, insurance companies and private banks. With offices in London, Tokyo, Hong Kong, and Australia, our International products are offered through Janus Capital Funds Plc, separate accounts and subadvisory relationships. Assets in the international channel totaled $9.8 billion, or 7% of firm-wide assets under management at June 30, 2009. During the second quarter of 2009, the international channel generated $0.4 billion of long-term net outflows.

Recent Developments

        For the three months ended June 30, 2009, we generated net income of $15.8 million, or $0.10 per diluted share. Revenue and operating expenses totaled $200.2 million and $153.2 million, respectively, resulting in an operating margin of 23.5%. As of June 30, 2009, we had cash and investments of $330.8 million, long-term debt of $1,106.1 million and stockholders' equity of $718.1 million.

        Subsequent to the end of the second quarter 2009, Gary D. Black stepped down as chief executive officer. On an interim basis, Mr. Black has been succeeded by Timothy K. Armour, who has more than 20 years of investment industry experience, including 10 years as an executive at Morningstar and five years as president of Stein Roe Farnham's mutual fund division. Mr. Armour joined Janus' Board of Directors in March 2008 and served on the Board's compensation and strategic planning committees, working closely with our executive leadership on the firm's strategy.

Concurrent Common Stock Offering

        Concurrently with this offering, under a separate prospectus supplement, dated the date hereof, we are offering $150.0 million (plus up to an additional        shares, if the underwriters exercise in full their option to purchase additional shares) of our common stock, in an underwritten public offering.

        The net proceeds from our concurrent common stock offering will be approximately $        (or approximately $        if the underwriters exercise in full their option to purchase additional shares), and after deducting underwriting discounts and commissions and estimated expenses payable by us. We plan to use the net proceeds from the concurrent common stock offering, together with the net proceeds from this offering and cash on hand, for one or more of the following purposes: the repurchase of up to $400.0 million aggregate principal amount of our outstanding 5.875% Notes due 2011, our outstanding 6.250% Notes due 2012 and our outstanding 6.700% Notes due 2017; and other general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding. We may repurchase more than $400.0 million aggregate principal amount of the foregoing series of notes, depending upon the outcome of this offering, the concurrent common stock offering and other factors we may consider.

        The foregoing description and other information in this prospectus supplement regarding the concurrent common stock offering is included solely for informational purposes. We cannot assure you that we will complete the concurrent common stock offering, or that we will complete the concurrent common stock offering for the full amount contemplated. Neither the completion of the concurrent common stock offering nor this offering is contingent on the completion of the other.

Concurrent Debt Tender Offer

        On July 14, 2009, we commenced an offer to purchase for cash an aggregate principal amount of up to $400.0 million, which we refer to as the tender cap, of outstanding notes of the following series:

  •
  our 5.875% Notes due 2011, which we refer to as the 2011 Notes;

  •
  our 6.250% Notes due 2012, which we refer to as the 2012 Notes; and

  •
  our 6.700% Notes due 2017, which we refer to as the 2017 Notes, with a maximum repurchase amount of 2017 Notes of $75.0 million, which we refer to as the Maximum 2017 Tender Amount.

        The purpose of the tender offer, in conjunction with the this offering and the concurrent common stock offering, is to repurchase and refinance a portion or all of the 2011 Notes, a portion or all of the 2012 Notes and a portion of the 2017 Notes. We intend to fund the purchase of those series of notes pursuant to the tender offer with the cash proceeds from the common stock offering and from the convertible notes offering, together with cash on hand.

        As of July 13, 2009, $275.0 million aggregate principal amount of the 2011 Notes, $300.0 million aggregate principal amount of the 2012 Notes and $450.0 million aggregate principal amount of the 2017 Notes were outstanding. The 2011 Notes will be accepted before the 2012 Notes, which will be accepted before the 2017 Notes. The total consideration payable for notes tendered and accepted by us for purchase in the tender offer will be $1,000 per $1,000 principal amount of the 2011 Notes, $980 per $1,000 principal amount of the 2012 Notes and $900 per $1,000 principal amount of the 2017 Notes, which total consideration for each series includes an early tender premium of $40 per $1,000 principal amount of notes tendered and not withdrawn prior to 5:00 p.m., New York City time, on July 27, 2009. Holders who have tendered their notes after 5:00 p.m., New York City time, on July 27, 2009 but at or before 12:00 midnight, New York City time, on August 11, 2009, will be entitled to receive only $960 per $1,000 principal amount of the 2011 Notes, $940 per $1,000 principal amount of the 2012 Notes and $860 per $1,000 principal amount of the 2017 Notes. Additionally, accrued and unpaid interest will be paid on any notes of each series accepted for purchase up to, but not including, the applicable settlement date.

        The tender offer is not conditioned upon any minimum amount of the notes being tendered and we reserve the right to increase or modify the Maximum 2017 Tender Amount. The tender offer is being made on the terms and subject to the conditions set forth in the offer to purchase, dated July 14, 2009, relating to the tender offer, which we refer to as the Offer to Purchase. The tender offer is being made solely pursuant to, and is governed by, the Offer to Purchase. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on August 11, 2009. We cannot assure you that the tender offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the 2011 Notes, the 2012 Notes or the 2017 Notes will be tendered and purchased pursuant to the tender offer. The tender offer is conditioned upon the consummation of the common stock offering and the convertible notes offering and other terms and conditions set forth in the Offer to Purchase.

        Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock in the concurrent common stock offering.

        Janus Capital Group Inc. is a Delaware corporation. Our principal executive offices are located at 151 Detroit Street, Denver, Colorado 80206, and our telephone number is (303) 333-3863. Our website address is http://www.janus.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

        You can get more information regarding our business by reading our Annual Report on Form 10-K for the year ended December 31, 2008 and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

The Offering

        Summary details of the offering of the notes under this prospectus supplement are set forth below. As used in this section, "we," "our" and "us" refer to Janus Capital Group Inc. and not to its consolidated subsidiaries.

Issuer	Janus Capital Group Inc., a Delaware corporation.
Securities Offered	$150,000,000 principal amount of % Convertible Senior Notes due 2014 (plus up to an additional $22,500,000 principal amount to cover over-allotments, if any).
Over-Allotment Option
We have granted the underwriters the option to purchase, exercisable for a period of 30 days from the date of this prospectus supplement, up to an additional $22,500,000 principal amount of notes, solely to cover over-allotments.
Maturity Date	July 15, 2014, unless earlier repurchased or converted.
Issue Price	100% plus accrued interest, if any, from July , 2009.
Interest	% per year. Interest will accrue from July , 2009 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2010.
Redemption	We may not redeem the notes prior to maturity.
Conversion Rights
Holders may convert their notes prior to the close of business on the business day immediately preceding April 15, 2014, in multiples of $1,000 principal amount, at the option of the holder only under the following circumstances:
•
during any calendar quarter commencing after September 30, 2009 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;
•
during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the "trading price" (as defined under "Description of Notes—Conversion Rights—Conversion Upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate; or

• upon the occurrence of specified corporate events described under "Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events."

On or after April 15, 2014 until the close of business on the business day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder, regardless of the foregoing circumstances.

The conversion rate for the notes is initially shares per $1,000 principal amount of notes (equal to a conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 25 trading day cash settlement averaging period (as described herein). See "Description of Notes—Conversion Rights—Settlement Upon Conversion."

In addition, following certain corporate events that occur prior to maturity, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
Fundamental Change
If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes"), subject to certain conditions, you will have the option to require us to purchase all or any portion of your notes for cash. The fundamental change purchase price will be

100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes;
•
equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including the 2011 Notes, the 2012 Notes, the outstanding 6.119% Notes due 2014 and the 2017 Notes;
• junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

As of June 30, 2009, our total consolidated indebtedness was $1,106.1 million, all of which was our unsecured indebtedness and none of which was indebtedness of our subsidiaries. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, we expect our total consolidated indebtedness will be $856.1 million. See "Capitalization."
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of Proceeds
The net proceeds of this offering, after deducting underwriting discounts and commissions, will be approximately $ (or approximately $ if the underwriters exercise in full their option to purchase additional notes). The net proceeds may be used, together with the net proceeds from our concurrent common stock offering and cash on hand, for one or more of the following purposes: the repurchase of up to $400.0 million aggregate principal amount of our outstanding 5.875% Notes due 2011, our outstanding 6.250% Notes due 2012 and our outstanding 6.700% Notes due 2017; and other general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding. We may repurchase more than $400.0 million aggregate principal amount of the foregoing series of notes, depending upon the outcome of this offering, the concurrent common stock offering and other factors we may consider.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for The Notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. Federal Income Tax Consequences
For the United States federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see "Certain United States Federal Income Tax Considerations."
Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank).
Risk Factors
Investing in the notes involves substantial risks. Before investing in the notes, you should carefully read and consider the information set forth in the section of this prospectus supplement entitled "Risk Factors" beginning on page S-10 and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2008.
New York Stock Exchange Symbol for Our Common Stock	JNS

Risk Factors

        Investing in the notes involves substantial risk. Our business, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. Along with the risks and uncertainties listed below you should carefully consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other documents we file with the SEC in the future (see "Incorporation of Certain Information by Reference").

Risks Related to The Notes and Our Common Stock

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

        The notes will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future liabilities that are not so subordinated, junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

        As of June 30, 2009, our total consolidated indebtedness was $1,106.1 million, all of which was unsecured indebtedness of Janus Capital Group Inc. and none of which was indebtedness of its subsidiaries. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom (assuming we repurchase $400.0 million principal amount of our outstanding indebtedness pursuant to the concurrent debt tender), our total consolidated indebtedness will be $856.1 million. See "Capitalization."

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

        We are a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. In addition, substantially all of our assets are held by our subsidiaries. The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

There may not be active trading markets for the notes.

        The notes are a new issue of securities for which currently there is no trading market. We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

  •
  time remaining to the maturity of the notes;

  •
  outstanding amount of the notes; and

  •
  the level, direction and volatility of market interest rates generally.

Recent developments in the convertible debt markets may adversely affect the market value of the notes.

        The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets. In response to this market instability, the SEC has proposed certain limitations on the ability of investors to effect short sales (including price tests and "circuit breakers" prohibiting short sales in certain circumstances), which could be adopted later this year. Other regulatory organizations may do the same. In certain circumstances, these limitations could make it difficult to execute the convertible arbitrage strategy that many convertible debt investors employ. Any governmental actions that interfere with the ability of convertible debt investors to effect short sales on underlying common stock could adversely affect the market value of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors, trading counterparties or suppliers regarding their own performance, as well as regulatory changes or developments, industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions, which would intensify the risks discussed above.

        Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

        Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at 100% of their principal amount plus accrued and unpaid interest, if any, as described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes." In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional shares), we will be required to make cash payments in respect of the notes being converted as described in under "Description of Notes—Settlement Upon Conversion." However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered for purchase upon a fundamental change or when we are required to make cash payments in respect of notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes or make cash payments upon conversions thereof.

Our senior secured credit facility limits our ability to pay any cash amount upon the conversion or repurchase of the notes.

        Our existing senior secured credit facility prohibits us from making any cash payments on the conversion or repurchase of the notes if loans are outstanding under or there is a default under that facility. Any new credit facility that we may enter into may have similar restrictions. Our failure to make cash payments upon the repurchase of the notes as required under the terms of the notes would permit holders of the notes to accelerate our obligations under the notes.

Any adverse rating of the notes may negatively affect the trading price and liquidity of the notes and the price of our common stock.

        We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to assign the notes a rating lower than the rating expected by investors or were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price or liquidity of the notes and the price of our common stock could decline.

Conversion of the notes, including under the conditional conversion features of the notes, if triggered, may adversely affect our financial condition and operating results.

        The conversion of some or all of the notes and any sales in the public market of our common stock issued upon such conversion could adversely affect the market price of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress our common stock price.

        In the event the conditional conversion features of the notes are triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes—Conversion Rights." If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional shares), we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

        In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which we refer to as FSP APB 14-1. Under FSP APB 14-1, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of FSP APB 14-1 on the accounting for the notes is that the equity component would be included in the additional paid-in-capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and for interim periods within those fiscal years, with retrospective application required. As a result, after our adoption of FSP APB 14-1 for fiscal 2009, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because FSP APB 14-1 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

        Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional shares)) or the last trading day of the relevant cash settlement averaging period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional shares)) or the last trading day of the cash settlement averaging period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

        Prior to the close of business on the business day immediately preceding April 15, 2014, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes in this offering and prior to such date.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right.

        Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

        Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 25 trading day cash settlement averaging period. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such periods is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive. See "Description of Notes—Settlement Upon Conversion."

        If we elect to satisfy our conversion obligation in solely shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional shares, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

        The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. For example, the indenture does not restrict our ability in the future to enter into new credit facilities that may be secured and, accordingly, effectively senior to the notes. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under "Description of Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes," "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change" and "Description of Notes—Consolidation, Merger and Sale of Assets."

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

        If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will be required to increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate event becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described below under "Description of Notes—Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change." The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $            per share or less than $            (in each case, subject to adjustment), the number of additional shares that will be added to the conversion rate will be determined by assuming that the stock price is instead such greater or lesser price per share. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed            per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

        Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

        The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—

Conversion Rights—Conversion Rate Adjustments." However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to United States federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to United States federal income tax as a dividend. See "Certain United States Federal Income Tax Considerations." If you are a Non-United States Holder (as defined in "Certain United States Federal Income Tax Considerations"), any deemed dividend would be subject to United States federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Certain United States Federal Income Tax Considerations."

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

        The market price of our common stock has varied between a high of $36.88 on September 19, 2008 and a low of $3.73 on February 23, 2009 in the twelve month period ended June 30, 2009. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and

announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

        Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering $150.0 million of our common stock in an underwritten public offering (plus up to an additional         shares if the underwriters exercise their option to purchase additional shares with respect to that offering in full). As of June 30, 2009, we had outstanding approximately 161,211,755 shares of our common stock and options to purchase approximately 17,339,920 shares of our common stock (of which approximately 9,463,995 were vested as of that date). In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may be restricted or be unable to pay cash dividends on our common stock in the future.

        Holders who receive common stock upon conversion are entitled to receive dividends on our common stock only as our board of directors may declare out of funds legally available for such payments. Holders of our common stock are also subject to the prior dividend rights of holders of any preferred stock that we may issue in the future. Although historically we have declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate dividends on our common stock in the future.

Certain provisions of our corporate governing documents and Delaware law could discourage, delay, or prevent a merger or acquisition.

        Provisions of our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of the notes. For example, our certificate of incorporation authorizes our board of directors to issue preferred shares, which could be issued as a defensive measure in response to a takeover proposal. In addition, under our stockholder rights plan, often referred to as a "poison pill," which expires on June 14, 2010, if anyone acquires 15% or more of our outstanding shares of common stock, all of our stockholders (other than the acquirer) have the right to purchase shares of our common stock for a fixed price. We are also subject to Section 203 of the Delaware General Corporation Law, which imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

Risks Related to Our Business

We recently announced that Tim Armour, a member of our board of directors, has been named interim chief executive officer while we seek a permanent successor to Gary Black. Failure to manage a smooth transition of Mr. Armour into his new position or our inability to attract and retain a qualified successor could hurt our business and inhibit our ability to operate and grow successfully.

        On July 14, 2009, we announced that Gary Black stepped down as chief executive officer, effective July 13, 2009, and that Timothy K. Armour will be serving as chief executive officer on an interim basis while we seek a permanent successor to Mr. Black. Changes in senior management, even if those changes involve existing members of the Janus board of directors, involve inherent disruptions. If we fail to manage a smooth transition of Mr. Armour into his new interim position, or of Mr. Black's permanent successor, once determined, into his or her new position, or if we fail to recruit and appoint a permanent successor to Mr. Black in a timely manner, our ability to operate and grow successfully, and our business generally, could be harmed.

Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Six Months Ended June 30,		Year Ended December 31,
2009	2008	2008	2007	2006	2005	2004

*	4.93	3.63	6.18	7.71	7.24	7.59

*
Due to losses for the six months ended June 30, 2009, the ratio of earnings to fixed charges was less than 1:1. We would have had to have generated additional earnings of approximately $828.9 million for the six months ended June 30, 2009 to have achieved a ratio of 1:1 for this period.

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations excluding equity in earnings of unconsolidated affiliates plus interest expense plus a portion of rents representative of an appropriate interest factor and distributed earnings of less than 50% owned affiliates. Fixed charges include interest expense on indebtedness, amortized premiums, discounts and capitalized expenses related to indebtedness plus a portion of rents representative of an appropriate interest factor. We have assumed that one-third of rental expense is representative of the interest factor.

Use of Proceeds

        The net proceeds of this offering, after deducting underwriting discounts and commissions, will be approximately $            (or approximately $            if the underwriters exercise in full their option to purchase additional notes). The net proceeds from our concurrent common stock offering will be approximately $            (or approximately $            if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and commissions and estimated expenses payable by us. The net proceeds from this offering may be used, together with the net proceeds from our concurrent common stock offering and cash on hand, for one or more of the following purposes:

  •
  the repurchase of up to $400.0 million aggregate principal amount of our outstanding 5.875% Notes due 2011, our outstanding 6.250% Notes due 2012 and our outstanding 6.700% Notes due 2017; and

  •
  other general corporate purposes, including the repayment or repurchase of any of the foregoing series of notes that remain outstanding.

        We may repurchase more than $400.0 million aggregate principal amount of the foregoing series of notes, depending upon the outcome of this offering, the concurrent common stock offering and other factors we may consider.

        Neither the completion of the concurrent common stock offering, nor this offering, is contingent on the completion of the other.

Capitalization

        The following table sets forth our consolidated cash and capitalization at June 30, 2009 on:

  •
  an actual historical basis; and

  •
  an as adjusted basis to give pro forma effect to this offering and the concurrent common stock offering (assuming no exercise of the underwriters' option to purchase additional notes or additional shares, as applicable) and the application of the net proceeds from both offerings together with cash on hand to repurchase $400.0 million principal amount of our outstanding indebtedness pursuant to the concurrent tender offer.

        The following information should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2009
(in millions, except share amounts)	Actual	As Adjusted(1)

	(unaudited)
Cash and cash equivalents	$218.7	$118.7

% Convertible Senior Notes due 2014	$—	$150.0

Other long-term debt:	$1,106.1	$706.1	(2)

Total debt	$1,106.1	$856.1
Stockholders' equity:
Common stock, $.01 par value per share: 1,000,000,000 shares authorized; 244,591,618 shares issued, 161,211,755 shares outstanding, actual, shares issued, shares outstanding, as adjusted	$1.6	$1.8
Preferred Stock, $1.00 par value per share: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Retained earnings	708.2	858.0
Accumulated other comprehensive income (loss)	(0.2)	(0.2)

Total Janus Capital Group Inc. stockholders' equity	$709.6	$859.6
Non-controlling interests	8.5	8.5
Total stockholders' equity	$718.1	$868.1

Total capitalization	$1,824.2	$1,724.2

(1)
Gives effect to the issuance of the shares of the notes offered hereby and to the concurrent common stock offering (assuming no exercise of the underwriters' option to purchase additional notes or additional shares, as applicable) and the repurchase at par of $162.5 million in principal amount of our outstanding 5.875% Notes due 2011, $162.5 million in principal amount of our outstanding 6.250% Notes due 2012 and $75.0 million in principal amount of our outstanding 6.700% Notes due 2017, with the net proceeds from both offerings together with cash on hand. The foregoing amount of debt repurchased is an estimate only and will vary based on the results of the concurrent tender offer for such debt.

(2)
Convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and equity component such that interest expense reflects the issuer's nonconvertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in equity. The debt component will accrete up to the principal value over the expected term of the debt.

Description of Notes

        We will issue the notes under a base indenture dated as of November 6, 2001 between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, which we refer to as the base indenture, as supplemented by the supplemental indenture, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture collectively as the indenture. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompany prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

        You may request a copy of the indenture from us as described under "Where You Can Find More Information" in the accompanying prospectus.

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

        For purposes of this description, references to "we," "our" and "us" refer only to Janus Capital Group Inc. and not to its subsidiaries.

General

        The notes:

  •
  will be our general unsecured, senior obligations;

  •
  will initially be limited to an aggregate principal amount of $150,000,000 (or $172,500,000 if the underwriters' over-allotment option is exercised in full);

  •
  will bear cash interest from July             , 2009 at an annual rate of            % payable on January 15 and July 15 of each year, beginning on January 15, 2010;

  •
  will not be redeemable prior to maturity;

  •
  will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under "—Fundamental Change Permits Holders to Require Us to Purchase Notes"), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

  •
  will mature on July 15, 2014, unless earlier converted or repurchased;

  •
  will be issued in denominations of $1,000 and multiples of $1,000; and

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Book-entry, Settlement and Clearance."

        Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of            shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $            per share of common stock). The conversion rate is subject to adjustment if certain events occur.

        We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "—Conversion Rights—Settlement Upon Conversion." You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

        The indenture does not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "Fundamental Change Permits Holders to Require Us to Purchase Notes" and "Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "Conversion Rights—Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

        We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue as the notes offered hereby for federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

        We do not intend to list the notes on a national securities exchange or interdealer quotation system.

Payments on The Notes; Paying Agent and Registrar; Transfer and Exchange

        We will pay principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

        We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

        A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion.

        The registered holder of a note will be treated as the owner of it for all purposes.

Interest

        The notes will bear cash interest at a rate of      % per year until maturity. Interest on the notes will accrue from July     , 2009 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2010.

        Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

        If any interest payment date, the stated maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        All references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "—Events of Default."

Ranking

        The notes will be our general unsecured obligations that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, including the 2011 Notes, the 2012 Notes, the outstanding 6.119% Notes due 2014 and the 2017 Notes. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of us, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

        As of June 30, 2009, our total consolidated indebtedness was $1,106.1 million, all of which was our unsecured indebtedness and none of which was indebtedness of our subsidiaries. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom (assuming we repurchase $400.0 million principal amount of our outstanding indebtedness pursuant to the concurrent debt tender), we expect our total consolidated indebtedness will be $856.1 million. See "Capitalization."

Conversion Rights

General

        Prior to the close of business on the business day immediately preceding April 15, 2014, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "—Conversion Upon Satisfaction of Sale Price Condition," "—Conversion Upon Satisfaction of Trading Price Condition," and "—Conversion Upon Specified Corporate Events." On or after April 15, 2014, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the business day immediately preceding the maturity date irrespective of the foregoing conditions. The conversion rate will initially be            shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $            per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "—Settlement Upon Conversion." If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under "—Settlement Upon Conversion") calculated on a proportionate basis for each trading day in a 25 trading day cash settlement averaging period (as defined below under "—Settlement Upon Conversion"). The trustee will initially act as the conversion agent.

        The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

        If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase election.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under "—Settlement Upon Conversion." Our delivery to you of cash or a combination of cash and the full number of shares of our common stock, if applicable, together with any cash payment for any fractional share, into which a note is convertible, will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest, if any, to, but not including, the conversion date.

        As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

        Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m.,

New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

  •
  for conversions following the record date immediately preceding the maturity date;

  •
  if we have specified a fundamental change purchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

Conversion Upon Satisfaction of Sale Price Condition

        Prior to the close of business on the business day immediately preceding April 15, 2014, holders may surrender their notes for conversion during any calendar quarter commencing after September 30, 2009 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "Trading day" means a day on which (i) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded, and (ii) there is no market disruption event. If our common stock (or other security for which a closing sale price must be determined) is not so listed or traded, "trading day" means a "business day."

        For purposes of determining whether this conversion contingency has been triggered, "market disruption event" means, if our common stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

Conversion Upon Satisfaction of Trading Price Condition

        Prior to the close of business on the business day immediately preceding April 15, 2014, a holder of notes may surrender its notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not so instruct the bid solicitation agent to obtain bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we fail to do so.

        The bid solicitation agent shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and applicable conversion rate. If the trading price condition has been met, we will so notify the holders and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders and the trustee.

        We will initially act as the bid solicitation agent.

Conversion Upon Specified Corporate Events

        Certain Distributions

        If we elect to:

  •
  issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

  •
  distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, we must notify the holders of the notes at least 35 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date or our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

        Certain Corporate Events

        If a transaction or event that constitutes a "fundamental change" (as defined under "—Fundamental Change Permits Holders to Require Us to Purchase Notes") or a "make-whole fundamental change" (as defined under "—Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change") occurs, regardless of whether a holder has the right to require us to repurchase the notes as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes," or if we are a party to a consolidation, merger, binding share exchange, sale, conveyance, transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date which is 35 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction (or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date). We will notify holders and the trustee:

  •
  as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or

  •
  if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction but in no event later than the actual effective date of such transaction.

Conversions On or After April 15, 2014

        On or after April 15, 2014, a holder may convert any of its notes at any time prior to the close of business on the business day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.

        If you hold a certificated note, to convert you must:

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  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

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  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

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  if required, furnish appropriate endorsements and transfer documents;

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  if required, pay all transfer or similar taxes; and

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  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date."

        If a holder has already delivered a purchase notice as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement Upon Conversion

        Upon conversion, we may choose to pay or deliver, as the case may be, either cash, which we refer to as cash settlement, shares of our common stock, which we refer to as physical settlement, or a combination of cash and shares of our common stock, which we refer to as combination settlement, as described below. We refer to each of these settlement methods as a "settlement method."

        All conversions occurring on or after April 15, 2014 will be settled using the same settlement method. If we have not delivered a notice of our election of a settlement method prior to April 15, 2014, we will be deemed to have elected combination settlement, as described below, and the specified dollar amount (as defined below) will be equal to $1,000.

        Prior to April 15, 2014, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur on or after April 15, 2014, however, we will not have any obligation to use the same settlement method with respect to conversions that occur on different trading days. That is, we may choose on one trading day to settle conversions in physical settlement, and choose on another trading day cash settlement or combination settlement. If we elect a settlement method, we will inform holders so converting through the trustee of such settlement method we have selected no later than the second trading day immediately following the related conversion date (or, in the case of any conversions occurring on or after April 15, 2014, no later than April 15, 2014). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) will be equal to $1,000. It is our current intent and policy to settle conversion through combination settlement with a specified dollar amount of $1,000.

        Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder a number of shares of common stock equal to the product of (1) the aggregate principal amount of notes to be converted, divided by $1,000 and (2) the applicable conversion rate;

  •
  if we elect cash settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the related cash settlement averaging period; and

  •
  if we elect combination settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the cash settlement averaging period.

        The "daily settlement amount," for each of the 25 consecutive trading days during the cash settlement averaging period, shall consist of:

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  cash equal to the lesser of (i) the dollar amount per note to be received upon conversion as specified in the notice specifying our chosen settlement method, which we refer to as the specified dollar amount, if any, divided by 25, which quotient we refer to as the daily measurement value, and (ii) the daily conversion value; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

        "Daily conversion value" means, for each of the 25 consecutive trading days during the applicable cash settlement averaging period, one-twenty-fifth (1/25th) of the product of (1) the applicable conversion rate and (2) the daily VWAP of our common stock on such trading day.

        "Daily VWAP" means, for each of the 25 consecutive trading days during the applicable cash settlement averaging period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "JNS.N <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

        The "cash settlement averaging period" with respect to any note means the 25 consecutive trading day period beginning on, and including, the third trading day immediately following the related conversion date; provided that with respect to any conversion date occurring during the period beginning on, and including, June 2, 2014, and ending at 5:00 p.m., New York City time, on the business day immediately prior to the maturity date, the "cash settlement averaging period" means the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day prior to the maturity date.

        For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock (or other security for which a daily VWAP must be determined) is not so listed or traded, "trading day" means a "business day."

        "Scheduled trading day" means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, "scheduled trading day" means a "business day."

        For the purposes of determining amounts due upon conversion, "market disruption event" means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

        We will deliver the consideration due in respect of conversion no later than the third business day immediately following the relevant conversion date, if we elect physical settlement, and no later than the third business day immediately following the last trading day of the relevant cash settlement averaging period, in the case of any other settlement method.

        We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP of the common stock on the relevant conversion date (if we elect physical settlement) or based on the daily VWAP on the last trading day of the relevant cash settlement averaging period (in the case of combination settlement).

        Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (if we elect physical settlement) or the last trading day of the cash settlement averaging period (in the case of combination settlement).

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

        (1)   If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

        CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

        OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

        OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

        (2)   If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

        CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

        OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

        X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

        Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

        In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash; and

  •
  spin-offs as to which the provisions set forth below in this clause (3) shall apply;

        then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0-FMV

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

        CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

        SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

        FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

        If "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

        Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

        where,

        CR0 = the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

        CR1 = the conversion rate in effect immediately after the end of the valuation period;

        FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

        MP0 = the average of the last reported sale prices of our common stock over the valuation period.

        The adjustment to the conversion rate under the preceding paragraph will occur on the last day of the valuation period; provided that in respect of any conversion during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the applicable conversion rate.

        (4)   If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, annual cash dividend that does not exceed $0.04 per share, which we refer to as the initial dividend threshold, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0-T SP0-C

        where,

        CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

        CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

        SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

        T = the initial dividend threshold; provided that if the dividend or distribution is not a regular annual cash dividend, the initial dividend threshold will be deemed to be zero; and

        C = the amount in cash per share that we distribute to holders of our common stock.

        The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this clause (4).

        If "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

        (5)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

        where,

        CR0 = the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

        CR1 = the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

        AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

        OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

        OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

        SP1 = the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

        The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the applicable conversion rate.

        Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "—Settlement Upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

        Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

        As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

        We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

        A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States income tax treatment of an adjustment to the conversion rate, see "Certain United States Federal Income Tax Considerations."

        To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest, if any.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger or combination involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

        in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive, which we refer to as the reference property, upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, upon conversion of notes, as set forth under "—Settlement Upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "—Settlement Upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "—Settlement Upon Conversion" will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

        In connection with any transaction described above, we will also adjust the initial dividend threshold (as defined under "—Conversion Rate Adjustments") based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is comprised solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustments of Prices

        Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change

        If a "fundamental change" (as defined in clauses (1), (2) or (4) below and determined after giving effect to any exceptions or exclusions to such definition, including without limitation the first full paragraph immediately following clause (4) of the definition thereof, but without regard to the proviso in clause (2) of the definition thereof, a "make-whole fundamental change") occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

        Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement as described under "—Settlement Upon Conversion." However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

        The number of additional shares by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, which we refer to as the effective date, and the price, which we refer to as the stock price, paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

        The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "—Conversion Rate Adjustments."

        The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$

July , 2009
July 15, 2010
July 15, 2011
July 15, 2012
July 15, 2013
July 15, 2014

        The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $                        per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the number of additional shares that will be added to the conversion rate will be determined by assuming that the stock price is instead such price per share.

  •
  If the stock price is less than $                        per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the number of additional shares that will be added to the conversion rate will be determined by assuming that the stock price is instead such price per share.

        Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed                        per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rate Adjustments."

        Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

        If a "fundamental change" (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof, that is equal to $1,000 or multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

        (1)   a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

        (2)   consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one of our subsidiaries; provided, however, that a transaction where the holders of all classes of our common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a fundamental change;

        (3)   our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

        (4)   our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

        A fundamental change as a result of clause (1), (2) or (4) above will not be deemed to have occurred, however, in connection with any transaction or transactions described in clause (1) or clause (2) pursuant to which at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of this transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under "—Conversion Rights—Settlement Upon Conversion").

        On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

        Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

        To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for purchase or if not certificated, your notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be purchased, which must be $1,000 or a multiple thereof; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the purchase notice.

        We will be required to purchase the notes on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price).

        In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

        No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

        The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors—Risks Related to the Notes and Our Common Stock—We may not have the ability to raise the funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes." If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

        The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; (ii) in the case of any sale, conveyance, transfer or lease described under the heading "—Recapitalizations, Reclassifications and Changes of Our Common Stock" or any consolidation or merger, the resulting, surviving or transferee person (if not us) is a corporation; and (iii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. In the case of a sale, conveyance, transfer, or lease to one or more of our subsidiaries of all or substantially all of our properties and assets, the notes will remain convertible into the common stock of Janus Capital Group Inc., subject to the provisions described under the heading "—Recapitalizations, Reclassifications and Changes of Our Common Stock."

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

        In addition to the events of default under "Description of Debt Securities—Events of Default" in the accompanying prospectus, each of the following is an event of default with respect to the notes:

        (1)   default in the payment of principal of any note when due and payable at maturity, upon purchase in connection with a fundamental change, upon declaration of acceleration or otherwise;

        (2)   our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right, which failure continues unremedied for 5 days;

        (3)   our failure to give a fundamental change notice as described under "—Fundamental Change Permits Holders to Require Us to Purchase Notes" or notice of a specified corporate event as described under "—Conversion Upon Specified Corporate Events," in each case when due; and

        (4)   default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of us and/or any subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise.

        Notwithstanding the foregoing and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default as set forth under "Description of Debt Securities—Events of Default—Remedies If An Event of Default Occurs" in the accompanying prospectus, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our reporting obligations in section 703 of the base indenture, as modified under "—Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 60-day period beginning on, and including, the occurrence of such an event of default during which such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 61st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 61st day), the notes will be subject to acceleration as provided under "Description of Debt Securities—Events of Default—Remedies If An Event of Default Occurs." The provisions of the indentures described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the notes will be subject to acceleration as set forth under "Description of Debt Securities—Events of Default—Remedies If An Event of Default Occurs" in the accompanying prospectus.

        In order to elect to pay the additional interest as the sole remedy during the first 60 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election prior to the beginning of such 60-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        In addition to the circumstances set forth in the fifth paragraph under "Description of Debt Securities—Events of Default—Remedies If An Event of Default Occurs," holders may not waive any past default with respect to our failure to deliver the consideration due upon conversion or pay the fundamental change purchase price. In addition, each holder shall have the right, which is absolute and unconditional, to receive amounts due upon conversion of any notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder.

        Except to enforce the right to receive payment of principal (including the fundamental change purchase price) or interest when due, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless such holder complies with the provisions set forth in the third paragraph under "Description of Debt Securities—Events of Default—Remedies If An Event of Default Occurs."

        If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate, stating whether or not to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposes to take in respect thereof.

        Payments of the fundamental change purchase price, principal and interest that are not made when due will accrue interest at the annual rate of the then-applicable interest rate from the required payment date.

Modification and Amendment

        The indenture may be modified and amended as described in "Description of the Debt Securities—Modification or Waiver" in the accompanying prospectus. Notwithstanding the foregoing, and in addition to the other limitations described under "Description of the Debt Securities—Modification or Waiver—Changes Requiring Your Approval," no amendment may without the consent of each holder of an outstanding note affected:

        (1)   reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

        (2)   change the ranking of the notes.

        In addition to the other permitted amendments described in "Description of the Debt Securities—Modification or Waiver—Changes Not Requiring Your Approval," we and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

        (1)   provide for the assumption by a successor corporation of our obligations under the indenture;

        (2)   add guarantees with respect to the notes or remove any such guarantees;

        (3)   secure the notes;

        (4)   add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

        (5)   make any change that does not adversely affect the rights of any holder, including without limitation curing any omission, ambiguity, manifest error or defect and correcting any inconsistency in the indenture;

        (6)   add provisions for the issuance of additional notes;

        (7)   comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

        (8)   add additional events of default;

        (9)   evidence the acceptance or appointment of a successor trustee;

        (10) provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the United States Internal Revenue Code of 1986 as amended, which we refer to as the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code; or

        (11) conform the provisions of the indenture to the "Description of Notes" section in this prospectus supplement.

        Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        The provisions set forth under "Description of the Debt Securities—Full Defeasance" in the accompanying prospectus will not apply with respect to the notes. Instead, we may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change purchase date, upon conversion or otherwise, cash or cash and shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

        Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Defeasance

        The provisions of the base indenture entitled "Defeasance and Covenant Defeasance" will not be applicable with respect to the notes.

Reports

        Under section 703 of the base indenture, we are required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. For purposes of this section 703, documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

        The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank) is the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

        We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

        The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

        The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

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  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

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  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below.

Book-Entry Procedures For The Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York State Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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  will not be entitled to have notes represented by the global note registered in their names;

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  will not receive or be entitled to receive physical, certificated notes; and

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  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

        Notwithstanding the provisions described under "Description of Debt Securities—Global Securities—Special Situations When a Global Security Will be Terminated" in the accompanying prospectus, notes in physical, fully-registered certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

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  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 60 days;

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  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 60 days; or

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  an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

Certain ERISA Considerations

        The Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and the Code, impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include "plan assets" under the Plan Asset Regulation (29 C.F.R. Section 2510.3-101), as modified by Section 3(42) of ERISA, each of which we refer to as a Plan. Such restrictions prohibit transactions between a Plan and persons and entities who have certain specified relationships to such Plan unless statutory or regulatory exemptions are applicable to the transaction. In addition, certain employee benefit plans sponsored by state or local governments may be subject to laws that are substantially similar to Section 406 of ERISA and Section 4975 of the Code, which we refer to as Similar Law. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: prohibited transaction class exemption, which we refer to as PTCE, 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions effected by certain in-house asset managers, and the statutory exemption at Section 408(b)(17) of ERISA for certain transactions between a Plan and service providers. There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

        By acquiring notes offered hereunder, each purchaser or holder of notes and each fiduciary who causes any entity to purchase or hold notes will be deemed to represent and warrant, on each day such purchaser or holder holds such notes, that either (i) it is not acquiring the notes with the assets of a Plan or an employee benefit plan that is subject to Similar Law or (ii) that the acquisition, holding and subsequent disposition of the notes will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

        Fiduciaries of any Plans or employee benefit plans subject to Similar Law should consult their own legal counsel before purchasing the notes. Each purchaser of notes will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or employee benefit plans subject to Similar Law generally or any particular Plan or employee benefit plan subject to Similar Law.

Certain United States Federal Income Tax Considerations

        The following summary describes certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes and the common stock into which the notes may be converted, but does not purport to be a complete analysis of all potential tax considerations. This summary deals only with beneficial owners of the notes that purchase the notes in this offering at their issue price (generally, the first price at which the notes are sold to the public, excluding sales to bond houses, brokers or similar persons) and that will hold the notes and common stock received on the conversion of notes as "capital assets" within the meaning of section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a particular holder of notes in light of the holder's particular investment circumstances or status. In addition, the discussion does not describe any tax consequences arising out of the laws of any local, state or foreign jurisdiction and does not consider any aspects of United States federal tax law other than income taxation. This summary does not address tax considerations applicable to holders of notes and common stock received on the conversion of notes that may be subject to special tax rules, such as dealers or traders in securities, banks and other financial institutions, tax-exempt entities, retirement plans and other tax-deferred accounts, regulated investment companies, insurance companies, real estate investment trusts, brokers, persons subject to the alternative minimum tax, investors that have elected mark-to-market accounting, partnerships (or entities treated as partnerships for United States federal income tax purposes) and other pass-through entities, persons holding notes or the common stock into which notes may be converted as a part of a hedging, integration, conversion or constructive sale transaction, or as part of a straddle or a synthetic security, and United States Holders (as defined below) whose "functional currency" is not the United States dollar. If a partnership holds notes or the common stock into which notes may be converted, the tax treatment of a partner in the partnership generally will depend on the tax status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes or the common stock into which notes may be converted, then you should consult your own tax advisor.

        This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court will not sustain any challenge by the IRS in the event of litigation.

        The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction, or under any applicable tax treaty.

United States Holders

        For purposes of this summary, a "United States Holder" is a beneficial owner of a note or common stock received on the conversion of a note that, for United States federal income tax purposes, is:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

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  an estate, the income of which is subject to United States federal income tax regardless of its source; or

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  a trust if (1) a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Stated Interest

        Assuming that the notes are not treated as contingent payment debt instruments under applicable Treasury regulations (as described under "—Additional Interest" below), payments of stated interest made to a United States Holder in respect of the notes, including any accrued and unpaid interest deemed to have been paid upon conversion, will be subject to United States federal income tax as ordinary income when received or accrued, in accordance with such United States Holder's regular method of tax accounting for United States federal income tax purposes.

        It is expected that the notes will be issued to investors in this offering at a price equal to the price set out on the cover page of this prospectus supplement, and therefore will not be issued with "original issue discount," or "OID," for United States federal income tax purposes. If, contrary to current expectations, the notes are sold to the investors hereunder at a discount from par that is equal to or greater than a specified de minimis amount, then the notes will be issued with OID for United States federal income tax purposes. This specified de minimis amount generally is computed as 1/4 of 1% of the principal amount of the notes multiplied by the number of complete years to maturity of the notes from their original issue date. If the notes are issued with OID, then a United States Holder generally will be required to include the OID in income as ordinary interest income, on a constant-yield basis over the term of the notes, in advance of the receipt of the cash attributable to that income. The remainder of this discussion assumes that the notes will not be issued with OID.

Additional Interest

        We may be required to pay additional interest on the notes if we fail to timely deliver to the trustee certain required documents that we are required to file with the SEC. Although the issue is not free from doubt, we intend to take the position that the possibility of payments of additional interest does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations. If we become obligated to pay additional interest, then we intend to take the position that such amounts will be treated as ordinary interest income and taxed as described under "—Stated Interest" above. Our position is not binding on the IRS. If the IRS takes a contrary position to that described above, a United States Holder may be required to accrue interest income based upon a "comparable yield," regardless of the holder's method of accounting. The "comparable yield" is the yield at which we would issue a fixed rate non-convertible debt instrument with no contingent payments, but with terms and conditions similar to those of the notes; that yield would be higher than the stated coupon on the notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the notes (including any gain realized on the conversion of a note) would be recharacterized as ordinary income. United States Holders should consult their own tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale or Exchange of Notes

        Upon the sale or exchange of a note, a United States Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or exchange, except to the extent such amount is attributable to accrued but unpaid interest on the note (which will be taxed as a payment of interest (as described under "—Stated Interest" above)), and (ii) the United States Holder's adjusted tax basis in the note. A United States Holder's tax basis in a note generally will be the amount paid for such note. Such capital gain or loss will be long-term capital gain or loss if the United States Holder has held the note for more than one year at the time of sale or exchange. Generally, long-term capital gain for certain non-corporate United States Holders, including individuals, is eligible for a reduced rate of taxation. The amount deductible in respect of a capital loss is subject to certain limitations.

Conversion of Notes

        Conversion Into Common Stock

        If a United States Holder converts a note and receives from us solely our common stock and cash in lieu of a fractional share of common stock, then the United States Holder will not recognize any gain or loss in respect of the conversion, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the amount of cash received in lieu of the fractional share and the United States Holder's tax basis in the fractional share), and except that the fair market value of common stock received with respect to accrued interest will be taxed as a payment of interest (as described above).

        A United States Holder's tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted. A United States Holder's tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received. A United States Holder's tax basis in a fractional share will be determined by allocating the holder's basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

        The United States Holder's holding period for the common stock received will include the holder's holding period for the note converted, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

        Conversion Into Cash

        If a United States Holder receives solely cash in exchange for a note on conversion, then the United States Holder will recognize gain or loss, which will be determined in the same manner as if the

United States Holder had disposed of the note in a taxable disposition, as described above under "—Sale or Exchange of Notes."

        Conversion Into Common Stock and Cash

        The United States federal income tax treatment of a United States Holder's conversion of a note into common stock and cash is uncertain. United States holders should consult their own tax advisors to determine the correct treatment of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a partially taxable exchange, as briefly discussed below.

        If the conversion of a note into common stock and cash is treated as a recapitalization, then, in general, a United States Holder will recognize gain, but not loss, in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and the value of the common stock received (other than cash or common stock that is attributable to accrued but unpaid interest) over the United States Holder's adjusted tax basis in the note and (ii) the amount of cash received (other than cash that is attributable to accrued but unpaid interest, and other than cash received in lieu of a fractional share, each of which is discussed separately below). Gain recognized by a United States Holder will be treated as capital gain, and will be treated as long-term capital gain if the United States Holder has owned the note for more than one year. Any cash and the value of any common stock received that is attributable to accrued but unpaid interest on the note will be taxed as a payment of interest (as described under "—Stated Interest" above). A United States Holder's tax basis in the common stock received (other than common stock received with respect to accrued but unpaid interest, but including any basis allocable to a fractional share) will be the same as its basis in the note converted, decreased by the amount of cash received, other than cash that is attributable to accrued but unpaid interest and other than cash received in lieu of a fractional share, and increased by the amount of any gain recognized by such holder, other than gain with respect to a fractional share. A United States Holder's tax basis in any common stock received with respect to accrued interest will equal the fair market value of the common stock received. A United States Holder's holding period for the common stock received in the exchange will include the holding period for the note converted, except that the holding period of common stock that is attributable to accrued but unpaid interest will commence on the day following the date of receipt of the common stock. A United States Holder will recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash received in respect of the fractional share and the portion of the United States Holder's adjusted tax basis in the note that is allocable to the fractional share.

        If the conversion of a note into cash and common stock is not treated as a recapitalization, then the conversion may be treated for United States federal income tax purposes as a conversion of a portion of the note into common stock and a payment of cash in redemption of the remaining portion of the note. In that event, a United States Holder will not recognize gain or loss with respect to the portion of the note considered to be converted into stock, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the amount of cash received in lieu of the fractional share and the United States Holder's tax basis in the fractional share), and except that the fair market value of any common stock received with respect to accrued but unpaid interest will be taxed as a payment of interest (as described under "—Stated Interest" above).

        A United States Holder's tax basis in the common stock received on conversion (other than common stock received with respect to accrued but unpaid interest, but including any basis allocable to a fractional share) generally will be equal to the portion of its tax basis in the note allocable to the portion of the note deemed converted. A United States Holder's tax basis in the common stock received with respect to accrued interest will equal the fair market value of the common stock received. A United States Holder's holding period for the common stock received will include the holder's holding period for the note converted, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

        With respect to the deemed redemption of the remaining portion of the note, a United States Holder generally will recognize gain or loss equal to the difference between the amount of cash received (other than amounts attributable to accrued but unpaid interest, which will be taxed as a payment of interest (as described under "—Stated Interest" above)) and the United States Holder's tax basis allocable to such portion of the note (as described under "—Sale or Exchange of Notes" above).

        Although the issue is not entirely free from doubt, a United States Holder may be permitted to allocate its tax basis in a note between the portion of the note that is deemed to have been converted and the portion of the note that is deemed to have been redeemed based on the relative fair market value of common stock and the amount of cash received (excluding amounts attributable to accrued but unpaid interest) upon conversion. Holders are urged to consult their own tax advisors regarding such basis allocation.

        As described in "—Description of Notes, Conversion Rights, General," our delivery to a holder of cash or a combination of cash and the full number of shares of our common stock, if applicable, together with any cash payment for any fractional share, into which a note is convertible, will be deemed to satisfy in full our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date. We intend to take the position that upon a conversion of notes into a combination into cash and common stock, accrued and unpaid interest is paid first out of any cash paid upon such conversion.

        Constructive Distributions

        If at any time we make a distribution of property to our stockholders that is taxable as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes is adjusted, such adjustment generally will be deemed to be the payment of a constructive distribution, for United States federal income tax purposes, to holders of the notes, notwithstanding the fact that holders do not receive a cash payment.

        If the conversion rate is increased at our discretion or in certain other circumstances (including an adjustment to the conversion rate in connection with a fundamental change), such increase also may be deemed to be the payment of a constructive distribution to holders of the notes, notwithstanding the fact that holders do not receive a cash payment. In certain circumstances, the failure to make an adjustment of the conversion rate may result in a constructive distribution to holders of the notes.

        Any such constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the tax rules applicable to corporate distributions as described below under "—Distributions on the Common Stock." Although it is not clear, any such constructive distribution might not be eligible for the reduced rates of tax applicable to certain dividends paid to individual holders, or for the dividends-received deduction applicable to certain dividends paid to corporate holders.

        Distributions on the Common Stock

        Distributions, if any, paid on the common stock generally will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Dividends paid to a non-corporate United States Holder before January 1, 2011 that constitute qualified dividend income will be taxable at a maximum tax rate of 15%, provided that the holder holds the common stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other requirements. Dividends that we pay with respect to the common stock generally will be treated as qualified dividend income. Dividends received by a corporate United States Holder generally will be eligible for the dividends-received deduction if the corporate United States Holder meets certain holding period and other applicable requirements. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the holder's basis in the common stock and thereafter as capital gain.

        Sale or Exchange of Common Stock

        Upon the sale or exchange of common stock received upon conversion of a note, a United States Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or exchange and (ii) the United States Holder's adjusted tax basis in the common stock. A United States Holder's tax basis in common stock received upon conversion of a note generally will be determined as described above under "—Conversion of Notes." Such capital gain or loss will be long-term capital gain or loss if the United States Holder is treated as holding the common stock received upon conversion of a note for more than one year at the time of sale or exchange.

        Backup Withholding Tax and Information Reporting

        In general, we must report certain information to the IRS with respect to payments of principal and interest on a note, payments of dividends (including constructive dividends) on notes or common stock and payments of the proceeds of the sale or other disposition of a note or common stock, to certain non-corporate United States Holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 28%, if (i) the payee fails to furnish a taxpayer identification number, which we refer to as a TIN, to the payor or to establish an exemption from backup withholding tax; (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (iii) there has been a notified payee underreporting described in section 3406(c) of the Code; or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. Any amounts withheld under the backup withholding tax rules from a payment to a United States Holder will be allowed as a credit against that holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-United States Holders

        The following is a summary of certain United States federal income tax consequences that will apply if you are a Non-United States Holder. For purposes of this discussion, the term "Non-United States Holder" means a beneficial owner of a note or the common stock received on the conversion of a note that is, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        The following discussion applies only to Non-United States Holders, and assumes that no item of income, gain, deduction or loss derived by the Non-United States Holder in respect of a note or common stock received on the conversion of a note at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain Non-United States Holders, such as:

  •
  certain former citizens or residents of the United States;

  •
  controlled foreign corporations;

  •
  passive foreign investment companies;

  •
  corporations that accumulate earnings to avoid United States federal income tax;

  •
  investors in pass-through entities that are subject to special treatment under the Code; and

  •
  Non-United States Holders that are engaged in the conduct of a United States trade or business.

        Non-United States Holders should consult their own tax advisors to determine the United States federal, state, local and non-United States tax consequences that may be relevant to them.

Stated Interest

        Subject to the discussion of backup withholding tax below, a Non-United States Holder will not be subject to United States federal withholding tax or income tax in respect of interest income on the notes, provided that:

  •
  such Non-United States Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related to us, directly or indirectly, through stock ownership;

  •
  the beneficial owner of a note certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements; and

  •
  the Non-United States Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

        If a Non-United States holder cannot satisfy the requirements described above, then interest on the notes will be subject to United States withholding tax at a rate of 30%, unless reduced under the terms of an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty to avoid or reduce United States withholding tax, a Non-United States Holder must satisfy certain certification requirements, usually satisfied by providing an IRS Form W-8BEN.

Dividends

        Distributions paid to a Non-United States Holder that are treated as dividends for United States federal income tax purposes, including any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the notes as described above under "United

States Holders—Constructive Distributions," generally will be subject to United States withholding tax at a 30% rate, unless reduced under the terms of an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty to avoid or reduce United States withholding tax, a Non-United States Holder must satisfy certain certification requirements, usually satisfied by providing an IRS Form W-8BEN. Non-United States Holders should be aware that in the case of deemed dividends, the applicable withholding tax may be deducted from subsequent payments of interest, dividends or sales proceeds.

Sale, Exchange, Redemption or Other Disposition of Notes or Common Stock

        Subject to the discussion of backup withholding tax below, any gain realized by a Non-United States Holder upon the sale, exchange, redemption or other taxable disposition of a note or share of common stock (including a conversion of a note into shares of common stock that is treated as a taxable event, as discussed above under "United States Holders—Conversion of Notes") will not be subject to United States federal income tax unless:

  •
  the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" (as defined in the Code) during the applicable statutory period and certain other conditions are met. We believe that we are not, and do not anticipate that we will become, a "United States real property holding corporation."

        An individual Non-United States Holder described in the first bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

Backup Withholding Tax and Information Reporting

        We must report annually to the IRS and to a Non-United States Holder the amount of interest and dividends (including constructive dividends) paid to the Non-United States Holder and the amount of tax, if any, withheld with respect to such interest or dividends. The IRS may make this information available to the tax authorities in the country in which the Non-United States Holder is a resident.

        In addition, a Non-United States Holder may be subject to backup withholding tax with respect to interest payments on a note, dividends paid on the common stock, constructive dividends deemed paid with respect to a note or the proceeds from disposition of a note or common stock, unless, generally, the Non-United States Holder certifies under penalties of perjury (usually on IRS Form W-8BEN) that the Non-United States Holder is not a United States person or the Non-United States Holder otherwise establishes an exemption.

        Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition of a note or common stock are as follows:

  •
  If the proceeds are paid to or through the United States office of a broker, a Non-United States Holder generally will be subject to backup withholding tax and information reporting unless the Non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

  •
  If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have one of certain specified United States connections, a Non-United States Holder generally will not be subject to backup withholding tax or information reporting.

  •
  If the proceeds are paid to or through a non-United States office of a broker that is a United States person or that has one of the specified United States connections, a Non-United States Holder generally will be subject to information reporting (but generally not backup withholding tax) unless the Non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the Non-United States Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

        The foregoing summary does not discuss all aspects of United States federal income taxation that may be relevant to particular holders of notes or common stock received on the conversion thereof in light of their circumstances. Holders of notes or common stock received on the conversion of a note should consult their own tax advisors as to the particular tax consequences to them of an investment in notes, including the effect of any federal, state, foreign or other tax laws.

Underwriting

        We and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the notes. In the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase, the principal amount of the notes set forth opposite its name below:

Name	Principal amount of the notes

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

        The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the notes, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or, under certain circumstances, the offering may be terminated. The offering of the notes by each of the underwriters is subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that they propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a selling concession of up to $                        per note. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

        The underwriters have an option to buy up to an additional $22,500,000 principal amount of the notes from us to cover sales of the notes by the underwriters which exceed the principal amount of the notes specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any of the notes are purchased with this over-allotment option, the underwriters will purchase the notes in the same proportion as shown in the table above. If any additional notes are purchased, the underwriters will offer the additional notes on the same terms as those on which the notes are being offered.

        The underwriting fee is equal to the public offering price per note less the amount paid by the underwriters to us per note. The underwriting fee is $                        per note. The following table shows the public offering price, underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional notes and proceeds before expenses to us.

	Per note	Without over-allotment exercise	With full over-allotment exercise

Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses to us	$	$	$

        We estimate that our out-of-pocket expenses for this offering will be approximately $550,000.

        We have agreed that we will not, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters for a period of 90 days after the date of this prospectus supplement, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer of dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for any shares of our common stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, other than:

  •
  shares of our common stock underlying the notes to be sold pursuant to this prospectus supplement;

  •
  shares of our common stock to be sold in the concurrent common stock offering;

  •
  shares of our common stock, options to purchase shares of our common stock or other equity-based awards granted under our existing equity incentive plans, including our 401(k), Profit Sharing and Employee Stock Ownership Plan; and

  •
  any shares of our common stock issued upon the exercise of options or other awards (including deferred stock units) granted under existing equity incentive plans, including our 401(k), Profit Sharing and Employee Stock Ownership Plan.

        Our current directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which they, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, our common stock which may be deemed to be beneficially owned by the director or executive officer in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, our directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities Inc. and Goldman, Sachs & Co. on behalf of the underwriters, he or she will not, during the period ending 90 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

        With respect to our directors and executive officers, the foregoing restrictions do not apply to transfers of our common stock (subject to specified limitations):

  •
  to an immediate family member, subject to the transferee signing the lock up agreement;

  •
  to one or more trusts of which the sole beneficiaries thereof are the directors and executive officers and/or their respective immediate family members, subject to the transferees signing the lock up agreements;

  •
  as a bona fide gift or gifts, subject to the transferee signing the lock up agreement;

  •
  in a transaction consummated in accordance with a contract, instruction or plan satisfying the requirements of Rule 10b5-1 under the Exchange Act, and existing or entered into prior to the date of this prospectus supplement;

  •
  to us in an amount limited to the amount necessary to permit the "cashless" exercise thereof or in an amount limited to the amount necessary to pay any tax liabilities associated with the issuance of the shares of common stock issuable upon the exercise of any stock option; and

  •
  by the estate of a director or executive officer upon the death of such director or executive officer, subject to the transferee signing the lock-up agreement.

        Moreover, the foregoing restrictions shall not apply to the exercise or settlement of any equity awards under our equity compensation plans in existence on the date of this prospectus supplement; however any common stock received upon such exercise or settlement will be subject to the 90-day restricted period referred to above.

        In addition, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions, or penalty bids, they may discontinue them at any time.

        Certain of the underwriters and their affiliates have engaged in transactions with and performed commercial and investment banking, financial advisory and/or lending services for us and our affiliates from time to time, for which they have received customary compensation, and may do so in the future. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., is acting as syndication agent and as a lender under our amended and restated revolving credit facility, and JPMorgan Chase Bank, N.A. has received certain fees for its services. In addition, J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are acting as joint book running managers of the concurrent common stock offering and as dealer managers for the concurrent tender offer and are receiving customary fees for such services.

        We will deliver the notes to the underwriters at the closing of this offering when the underwriters pay us the purchase price for the notes. The underwriting agreement provides that the closing will occur on             July , 2009, which is four business days after the date of this prospectus supplement.

        In relation to each Member State of the European Economic Area (in each case as those terms are contemplated by the Prospectus Directive) which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

        (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining our prior consent for any such offer; or

        (d)   in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

        (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the UK Financial Services and Markets Act 2000, which we refer to as FSMA, received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA) would not apply to us; and

        (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        This document is only being distributed to and is only directed at (i) investment professionals falling within Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") and is not otherwise being distributed from, or directed at persons in, the United Kingdom. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, which we refer to as the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement, as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The notes will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this prospectus supplement, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

        The notes are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by the underwriters from time to time.

        This prospectus supplement, as well as any other material relating to the notes, are personal and confidential and do not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

        This prospectus supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Legal Matters

        Certain legal matters in connection with this offering will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

        The consolidated financial statements incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed on July 14, 2009 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or through the Investor Relations section of our website (http://ir.janus.com). Information on our website is not incorporated into this prospectus supplement, the accompanying prospectus or our other SEC filings and is not a part of this prospectus supplement, the accompanying prospectus or those filings.

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. Any statements made in this prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You may inspect and copy the registration statement, including exhibits, on the SEC's website at www.sec.gov or at the SEC's public reference room.

Incorporation of Certain Information By Reference

        The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008 except for Part I, Items 6 and 7 and Part II, Item 8 thereof;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

  •
  our Current Reports on Form 8-K filed with the SEC on February 9, 2009, June 15, 2009 and July 14, 2009;

  •
  our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2009; and

  •
  the description of our capital stock set forth in our Registration Statement on Form 10, filed on June 15, 2000 (File No. 001-15253), as amended on February 28, 2005 and including any additional amendments or reports filed for the purpose of updating such information.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement. Requests for such copies should be directed to:

Janus Capital Group Inc.
151 Detroit Street
Denver, Colorado 80206
(303) 691-3905
Attention: Investor Relations

PROSPECTUS

JANUS CAPITAL GROUP INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES

        The following are types of securities that we may offer, issue and sell from time to time, together or separately:

  •
  common stock;

  •
  preferred stock; and

  •
  debt securities.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol of "JNS." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, or the SEC, on February 26, 2007, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced on page 1 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2007.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        In this prospectus, "we," "us," "our," and "Janus" refer to Janus Capital Group Inc. and its subsidiaries, unless otherwise specified.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities in one or more offerings described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update. We urge you to read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning below.

RISK FACTORS

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information, with the SEC. These reports, proxy statements and other information can be read and copied upon payment of a duplication fee at the SEC's Public Reference Room located at Station Place, 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005 or through the Investor Relations section of our website (http://ir.janus.com). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed (but not information that is furnished) with the SEC subsequent to the initial filing of the registration statement and prior to the termination of the offering of the securities will automatically be deemed to update and supersede this information. The following documents have been filed by us (File No. 001-15253) with the SEC and are incorporated by reference into this prospectus:

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  Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on February 26, 2007;

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 1, 2007;

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  Current Reports on Form 8-K filed with the SEC on January 25, 2007 (other than Item 2.02, which was furnished and is not incorporated herein by reference), February 5, 2007, March 14, 2007, May 4, 2007, May 24, 2007 and June 4, 2007;

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  The description of our capital stock set forth in our Registration Statement on Form 10, filed on June 15, 2000 (File No. 001-15253), as amended on February 28, 2005 and including any additional amendments or reports filed for the purpose of updating such information; and

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  Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2007.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office, located at: Janus Capital Group, Inc., 151 Detroit Street, Denver, Colorado 80206, (303) 691-3905, Attention: Investor Relations.

FORWARD-LOOKING INFORMATION

        Certain information included or incorporated by reference in this document may be deemed to be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. These statements are often identified by the use of words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "should," "estimate" or "continue," and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to our management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the risks described under the caption "Risk Factors" in any applicable prospectus supplement and any risk set forth in our other filings with the SEC that are incorporated by reference into this prospectus or any applicable prospectus supplement. You should carefully consider these factors before investing in our securities. Such forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	6.7x	7.9x	7.0x	5.8x	6.6x	12.8x	5.0x

        These ratios include Janus and its subsidiaries. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income less equity in earnings of unconsolidated affiliates plus fixed charges and distributed earnings of unconsolidated affiliates. Fixed charges include gross interest expense, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have assumed that one-third of rental expense is representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be unsecured obligations of Janus. Any debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities," or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities." Any senior debt securities will be issued pursuant to an indenture dated as of November 6, 2001 between Janus and The Bank of New York Trust Company, N.A. as successor to The Chase Manhattan Bank. Any subordinated debt securities will be issued under an indenture to be entered into by and between Janus and The Bank of New York Trust Company, N.A.

        This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of any series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the applicable indenture. This summary is not complete and is qualified by the applicable indenture. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The senior indenture and a Form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

General

        The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of Janus. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of Janus, as described below under "Subordinated Indenture—Subordination Provisions."

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture, in a supplemental indenture or in an officer's certificate (as permitted by the applicable indenture) and may include the following, as applicable to the series of debt securities offered thereby:

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  the title of the debt securities;

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  whether the debt securities will be senior debt securities or subordinated debt securities of Janus;

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  the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

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  whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

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  the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

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  the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  the date or dates from which any interest will accrue or how such date or dates will be determined;

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  the interest payment dates and the record dates for these interest payments;

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  whether the debt securities are redeemable at our option;

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  whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

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  the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer Form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

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  the currency or currencies of the debt securities;

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  whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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  the place or places, if any, other than or in addition to the City of New York, for payment, transfer, conversion and/or exchange of the debt securities;

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  the denominations in which the offered debt securities will be issued;

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  the applicability of the provisions of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions;

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  material federal income tax considerations that are specific to the series of debt securities offered;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus;

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  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions for such conversion or exchange; and

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  any other terms specific to the series of debt securities offered.

        Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

Redemption

        If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

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  the redemption prices (or method of calculating the same);

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  the redemption period (or method of determining the same);

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  whether such debt securities are redeemable in whole or in part at our option; and

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  any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

        If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

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  the conversion price or exchange ratio (or the method of calculating the same);

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  the conversion or exchange period (or the method of determining the same);

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  whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

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  the events requiring an adjustment of the conversion price or the exchange ratio; and

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  any other provisions affecting conversion or exchange of such debt securities.

Form And Denomination Of Debt Securities

  Denomination of Debt Securities

        Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples thereof.

  Registered Form

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

  Bearer Form

        We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders Of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Legal Registered Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal registered holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the legal registered holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the legal registered holders, and not the indirect holders, of the debt securities. Whether and how the legal registered holders contact the indirect holders is up to the legal registered holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal registered holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for its consent, as a legal registered holder of the debt securities, if ever required;

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  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal registered holder of such debt securities;

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  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole legal registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal registered holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "—Special Situations When a Global Security Will Be Terminated."

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  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "—Holders of Registered Debt Securities" above.

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  An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

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  An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

  •
  DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "—Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

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  if we notify the trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal registered holders of those debt securities.

Form, Exchange And Transfer Of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

  •
  only in fully registered certificated form; and

  •
  unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the trustee's office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holders proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

        If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee's records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee's records, is also known as the "record date." The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments On Global Securities

        We will make payments on a global security directly to the depositary, or its nominee, by wire transfer of immediately available funds or other acceptable means and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "—Global Securities" above.

Payments On Certified Securities

        We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee's records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

        Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee's records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events Of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

  What Is An Event of Default?

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

  •
  We do not pay the principal of, or any premium on, the debt security on its due date.

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  We do not pay interest on the debt security within 30 days of its due date.

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  We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

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  We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

  •
  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

  •
  Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

  Remedies If An Event Of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

        The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

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  You must give your trustee written notice that an Event of Default has occurred and remains uncured.

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  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

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  The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

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  The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

        Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

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  the payment of principal, or any premium or interest, on the affected series of debt securities; or

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  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE, AND HOW TO DECLARE OR RESCIND AN ACCELERATION OF MATURITY ON THEIR DEBT SECURITIES.

        With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger Or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

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  in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

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  the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

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  we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification Or Waiver

        There are three types of changes we can make to any indenture and the debt securities issued thereunder.

  Changes Requiring Your Approval

        First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

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  change the stated maturity of the principal of, or interest or any additional amounts on, your debt securities;

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  reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

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  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

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  make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

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  change the place or currency of payment on your debt securities;

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  impair your right to sue for payment on your debt securities;

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  if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you; Table of Contents

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  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

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  reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

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  modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

  Changes Not Requiring Your Approval

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

  Changes Requiring Majority Approval

        Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

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  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

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  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities all series affected by the change, with all affected series voting together as one class for this purpose.

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  Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

        In each case, the required approval must be given in writing.

Further Details Concerning Voting

        When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

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  For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

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  For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

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  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under "—Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee's records as holders of the debt securities of the relevant series on such record date.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEIR APPROVAL OR WAIVER MAY BE GRANTED OR DENIED IF WE SEEK THEIR APPROVAL TO CHANGE OR WAIVE THE PROVISIONS OF AN APPLICABLE INDENTURE OR OF THEIR DEBT SECURITIES.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

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  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

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  to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of the covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

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  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

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  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

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  We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

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  We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

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  We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

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  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

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  We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

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  No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

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  We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

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  We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

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  We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

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  We must deliver to the trustee of your debt securities an officer's certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

Senior Indenture Provisions

        The senior debt securities will be issued under the senior indenture. The senior indenture is an Exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in an officer's certificate or supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by any officers' certificate or supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

Subordinated Indenture Provisions

        The subordinated debt securities will be issued under the subordinated indenture. The form of the subordinated indenture is an Exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an officers' certificate or supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by any officers' certificate or supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

Subordination

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money's worth.

        Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

        When we refer to "senior indebtedness" in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

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  our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

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  renewals, extensions, modifications and refundings of any of such indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning The Trustee

        The Bank of New York Trust Company, N.A., as successor to The Chase Manhattan Bank, is the trustee under the indentures. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. Of the 10,000,000 shares of preferred stock authorized, 1,000,000 are designated as Series A Preferred Stock. As of April 26, 2007, there were 185,409,974 shares of our common stock, $.01 par value per share, issued and outstanding. No shares of preferred stock were issued and outstanding as of that date.

        The following are brief summaries of certain material provisions of our amended and restated certificate of incorporation and bylaws. These summaries do not purport to be complete, and are subject to and are qualified in their entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Description Of Common Stock

        We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Under our amended and restated certificate of incorporation, we are authorized to issue up to 1,000,000,000 shares of our common stock, par value $.01 per share. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

        The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Accordingly, the owners of a majority of the shares of our common stock outstanding have the power to elect all of our board of directors. Each share of our common stock outstanding is entitled to participate equally in any distribution of net assets made to the stockholders in the liquidation, dissolution or winding up of Janus and is entitled to participate equally in dividends as and when declared by our board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. All shares of our common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Description Of Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to issue, from time to time, up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, subject to certain limitations prescribed by law. Our board of directors is authorized to fix or alter from time to time the designations, limitations or restrictions of each series of our preferred stock, including:

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  dividend rights;

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  dividend rates;

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  conversion rights;

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  voting rights;

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  liquidation preferences;

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  the designation of each series; and

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  the number of shares constituting each series.

        Because this section is a summary, it does not describe every aspect of the series of preferred stock that we may offer. We urge you to read our amended and restated certificate of incorporation and the certificate of designation creating your preferred stock because they, and not this description, define your rights as a holder of our preferred stock. We have filed our amended and restated certificate of incorporation and will file the certificate of designation creating your preferred stock with the SEC. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below.

General Terms

        Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

        You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

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  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock offered;

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  the liquidation preference and the offering price of the preferred stock;

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  the dividend rates of the preferred stock and/or methods of calculation of such dividends;

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  periods and/or payment dates for the preferred stock dividends;

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  whether dividends on the preferred stock are cumulative;

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  the liquidation rights of the preferred stock;

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  the procedures for any auction and remarketing, if any, of the preferred stock;

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  the sinking fund provisions, if applicable, for the preferred stock;

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  the redemption provisions, if applicable, for the preferred stock;

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  whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

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  whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

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  whether the preferred stock will be listed on any securities exchange;

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  whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

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  any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        Our authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our stockholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue shares without seeking stockholders' approval.

        Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of our company. Our board of directors would make any determination to issue such shares based on its judgment as to the best interests of our company and our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire our company, including tender offers or other transactions that some, or a majority, of our stockholders might believe to be in their best interests, or in which our stockholders might receive a premium for their stock over the then current market price of such stock.

Series A Preferred Stock

        Our board of directors designated 1,000,000 shares of our preferred stock as Series A Preferred Stock. No shares of Series A Preferred Stock are currently outstanding. The shares of Series A Preferred Stock are reserved for issuance upon the exercise of rights described below under "—Certain Antitakeover Effects—Shareholders' Rights Plan." The following is a summary of some of the material terms of our Series A Preferred Stock:

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  Rank.  Our Series A Preferred Stock ranks equal in right of payment to all other series of our preferred stock, unless the terms of such other series of preferred stock provide otherwise, and are not redeemable.

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  Dividends.  Holders of shares of our Series A Preferred Stock are entitled to receive dividends, as, when and if declared by our board of directors, prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock. With respect to each share of Series A Preferred Stock, such holders are entitled to receive, out of funds legally available for the payment of dividends, cash dividends, payable quarterly, equal to the greater of $10.00 or 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount of all non-cash dividends declared on our common stock, subject to adjustment and certain exceptions. Dividends payable on the Series A Preferred Stock are cumulative and any accrued but unpaid dividend will not bear interest. Additionally, if any dividends or other distributions payable on our Series A Preferred Stock are in arrears, we are restricted from making certain declarations or payments of dividends on shares of stock junior to the Series A Preferred Stock, distributions, redemptions, purchases or other acquisitions of shares of Series A Preferred Stock or any shares of stock ranks equal in right of payment to the Series A Preferred Stock other than in the manner prescribed in the certificate of designation of the Series A Preferred Stock and until all such accrued and unpaid dividends or other distributions have been paid in full.

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  Voting Rights.  Holders of shares of the Series A Preferred Stock vote with the holders of our common stock as one class. Each 1/1000th share of Series A Preferred Stock entitles its holder to one vote on all matters voted on at a stockholders' meeting, subject to adjustment.

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  Liquidation, Dissolution or Winding Up.  We will not make any distribution on any shares of our capital stock ranking junior to the Series A Preferred Stock in the event of any liquidation, dissolution or winding up of Janus, unless the holders of our Series A Preferred Stock have received an amount equal to 1,000 times the aggregate amount to be distributed per share to the holders of our common stock, subject to adjustment.

Certain Antitakeover Effects

        Our amended and restated certificate of incorporation, bylaws, shareholders' rights plan and the Delaware General Corporation Law ("DGCL") include provisions that may delay, deter or prevent a future takeover or change in control of Janus unless the transaction is approved by our board of directors. These provisions may also render the removal of our directors more difficult and may adversely affect the market price of our common stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will encourage our long-term growth without facing the possibility of disruptions that may be caused by the threat of a takeover that is not deemed by our board to be in the best interests of our stockholders.

Board Of Directors

        Our amended and restated certificate of incorporation provides that the number of directors on our board will be determined by a majority of our board of directors, but cannot be fewer than three or more than eighteen. Our amended and restated certificate of incorporation divides our board of directors into three classes, as equal in number as possible, serving staggered, three-year terms. As a result, approximately one-third of our board of directors will be elected each year, and it would take at least two elections of directors for any individual or group to gain control of our board of directors.

        Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on our board resulting from death, resignation, retirement, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office. Any director so elected will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until he or she or his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. No decrease in the number of directors constituting our board shortens the term of any incumbent director. Any director may be removed from office only for cause by the affirmative vote of the holders of the majority of our voting stock; provided, however, that on or after the day that someone becomes an interested stockholder (as defined in our amended and restated certificate of incorporation), a director may be removed from office for cause only by the affirmative vote of at least 70% of the holders of our voting stock. These provisions prevent a third party from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees. These provisions also prevent a third party from enlarging our board of directors and filling new directorships with its own nominees. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of our company.

No Stockholder Action By Unanimous Written Consent; Limitations On Call Of Special Meetings

        Our amended and restated certificate of incorporation and bylaws provide that stockholder action must be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Except as otherwise required by law, special stockholder meetings may be called only by the chairman of our board of directors, our chief executive officer or president pursuant to a resolution approved by a majority of our board of directors. These provisions may have the effect of delaying any consideration of a stockholder proposal until the next annual meeting of stockholders unless a special stockholder meeting is called.

Advance Notice Requirements For Stockholder Proposals And Director Nominations

        Our bylaws contain provisions that require that stockholders give us prior notice of their intent to either nominate a director or submit a proposal for consideration at the annual meeting of stockholders. Our bylaws provide that we must receive notice from our stockholders not later than

90 days or earlier than 120 days prior to the anniversary date of the first mailing of our proxy statement for the immediately preceding year's annual meeting of stockholders. Notices from the stockholders must contain certain specified information concerning the persons to be nominated or the matters to be brought before the meeting and information concerning the stockholder submitting the proposal. The chairperson of the meeting has the power to determine if business is properly brought before the meeting.

        Our advance notice procedures give our board of directors an opportunity to consider the qualifications of the proposed nominees and to inform stockholders of business to be conducted at annual meetings. Such procedures may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

Amendments; Business Combinations

        In our amended and restated certificate of incorporation, our board of directors has reserved the right to amend, alter, change or repeal any provisions contained in our amended and restated certificate of incorporation in the manner prescribed by the DGCL, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that the affirmative vote of the holders of at least 70% of our voting stock, voting together as a single class, shall be required to amend, alter, change or repeal certain additional provisions of our amended and restated certificate of incorporation and that on and after the day that someone becomes an interested stockholder the affirmative vote of the holders of at least 70% of our voting stock is required to amend, alter, change or repeal certain other provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation further provides that provisions of our bylaws (including the stockholder notice procedure) may be adopted, amended or repealed by our entire board of directors or our stockholders; provided, however, that on and after the day that someone becomes an interested stockholder, the affirmative vote of the holders of at least 70% of our voting stock is required to adopt, amend or repeal, by stockholder action, any provisions of our bylaws. In addition, the affirmative vote of at least 70% of our voting stock, voting together as a single class, is required to enter into certain business combinations (defined broadly to include mergers, consolidations, certain sales or other, dispositions of assets, and certain transactions that would increase certain interested stockholders percentage ownership in our company) with an interested stockholder or its affiliates.

Expanded Considerations By Janus' Board Of Directors When Evaluating Certain Transactions

        Our amended and restated certificate of incorporation provides that our board of directors, when evaluating a tender offer, exchange offer, merger, consolidation or offer to purchase all, or substantially all, of our properties and assets made by another party, may consider expanded factors, including, without limitation, certain social and economic effects on our present and future customers and employees and those of its subsidiaries, including the impact on investment companies advised or managed by any of our subsidiaries, the social and economic effect on the communities in which we are located or operated, our ability to fulfill our corporate objectives, and the consideration being offered in relation to the current market price of our outstanding shares of capital stock, in relation to our current value in a freely negotiated transaction and in relation to our board of directors' estimate of our future value (including the unrealized value of our properties and assets) as an independent going concern.

Delaware Business Combination Statute

        We are subject to the provisions of Section 203 of the DGCL. The DGCL generally prohibits a publicly held company from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the corporation's board of directors or unless:

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  the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder was approved by the corporation's board of directors prior to the date the interested stockholder acquired shares;

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  the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

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  the business combination is approved by a majority of the corporation's board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special stockholders' meeting.

        A business combination includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire Janus.

Limitation on Liability

        Our amended and restated certificate of incorporation requires that we indemnify our officers, directors, employees, agents, trustee, committee members or representatives and any person of any other company or entity who is or was serving at our request as an officer, director, employee, agent, trustee, committee member or representative to the fullest extent permitted under the DGCL. Our directors are not personally liable to our stockholders or us for monetary damages resulting from a breach of fiduciary duty as a director, except under certain circumstances.

Shareholders' Rights Plan

        On June 14, 2000, we and UMB Bank, N.A., entered into a Shareholders' Rights Plan, as amended on February 23, 2005 and October  2, 2006. Effective October  2, 2006, UMB Bank, N.A. was replaced as rights agent by Wells Fargo Bank, N.A. In connection with the rights plan, our board of directors declared a dividend with respect to each share of our common stock issued and outstanding at the close of business on June 28, 2000, and authorized the issuance of one right in respect of each share issued between June 28, 2000 and the earlier of the date on which any of such rights under the plan become exercisable or the expiration date of such rights. The rights entitle their holder (other than those held by an acquiring person) to purchase 1/1000ths of a share of our Series A Preferred Stock or, under certain circumstances, other securities of Janus, including our common stock, having a market value equal to twice the exercise price of the rights.

        The following is a summary of certain material provisions of the rights plan, but does not restate the rights plan in its entirety. The following summary is subject to, and is qualified in its entirety by reference to, all the provisions of the rights plan, as amended to date. See "Where You Can Find More Information."

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  Exercise of Rights.  Unless a later date is determined to be applicable by our board of directors, and subject to certain conditions, the rights issued pursuant to the rights plan are not exercisable until the earlier to occur of:

  (1)
  ten days following a public announcement that a person or group has acquired or obtained the right to acquire beneficial ownership of 15% or more of the outstanding shares of our common stock; or

    (2)
    ten days following the commencement or announcement of an intention to make a tender or exchange offer that would result in an acquiring person or groups owning 15% or more of the outstanding shares of our common stock.

        Upon the earlier to occur of the two events described above, such rights become exercisable by their holders, in whole or in part, at any time thereafter by the timely surrender to the rights agent of a certificate representing such rights and an amount representing the purchase price for the total number of shares of preferred stock or other securities as to which such rights are exercised. Under certain circumstances, if we were involved in a merger or consolidation and were not the surviving entity, or if we were to dispose of more than 50% of our assets or earning power, the rights would also entitle their holders, other than an acquiring person or group, to purchase securities in the surviving entity having a market value of two times the exercise price of such rights.

        Notwithstanding the above, under the rights plan, our board of directors may designate certain offers for all outstanding shares of our common stock as permitted offers, and prevent the rights from being triggered under such circumstances. Our board of directors also has the option to redeem all such rights at a nominal cost.

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  Transfer Of Rights.  Prior to occurrence of the earlier of the two events described above, such rights will be evidenced only by certificates of our common stock and not separate rights certificates, and such rights will not be transferable separately from the shares of common stock to which such rights are attached. The rights will not at any time be transferable to any person or group who beneficially owns or who will, whether as a result of such transfer or in connection with certain related transactions, beneficially own 15% or more of the outstanding shares of our common stock, subject to certain exceptions.

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  Expiration.  The rights expire on June 14, 2010, unless earlier redeemed by us or, prior to that date, we consummate a transaction pursuant to certain permitted offers.

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  Supplements and Amendments.  We may direct the rights agent to supplement or amend any provision of the rights plan without the consent of any holders of such rights prior to the occurrence of the earlier of the two events described above, subject to certain conditions. Thereafter, the rights plan may only be amended without the consent of the holders of such rights to cure any ambiguity, to correct or supplement any provision that is defective or inconsistent with any other provision of the rights plan, to shorten or lengthen any provision relating to time periods in the rights plan, or to change or supplement any provision of the rights plan so long as such amendment or supplement does not adversely affect the holders, other than an acquiring person or group, of such rights. However, we may not at any time supplement or amend the rights plan so as to change the redemption price of the rights, the purchase price payable by the holders of the rights upon an exercise of such rights or the number of 1/1000ths of a share of preferred stock or other securities for which a right is exercisable.

        Our rights plan is intended to encourage a potential acquiring person or group to negotiate directly with our board of directors. It may also delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Transfer Agent

        The transfer agent and registrar of our common stock is Wells Fargo Bank, N.A.

PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

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  to or through underwriters or dealers for resale to the purchasers;

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  directly to purchasers;

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  through agents or dealers to the purchasers; or

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  through a combination of any of these methods of sale.

        In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        A prospectus supplement with respect to each series of securities will include, to the extent applicable:

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  the terms of the offering;

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  the name or names of any underwriters, dealers, remarketing firms or agents and terms of any agreement with such parties including the compensation, fees or commissions received by and the amount of securities underwritten, purchased or remarketed by each of them, if any;

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  the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us, as applicable, from any such sale;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

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  that the securities are being solicited and offered directly to institutional investors or others;

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  any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

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  any securities exchange on which the securities may be listed.

        Any offer and sale of the securities described in this prospectus by us, any underwriters or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

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  at a fixed public offering price or prices, which may be changed;

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  at market prices prevailing at the time of sales;

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  at prices related to prevailing market prices at the time of sale; or

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  at negotiated prices.

        Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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  on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

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  to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation or trading services.

        Such at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

        In addition, we may sell some or all of the securities covered by this prospectus through:

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  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

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  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

        Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, or the Securities Act, of the securities so offered and sold.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

        Any offers to purchase the securities covered by this prospectus may be solicited, and any sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities.

        The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.

        If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a best efforts basis for the period of its appointment.

        As one of the means of direct issuance of securities, we may utilize the service of an entity through which we may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the action or offering of such offered securities, if so described in the applicable prospectus supplement.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

        If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Underwriters, dealers, agents and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

        Each series of securities will be a new issue of securities and will have no established trading market other than our common stock, which is listed on the NYSE. We intend that any common stock sold pursuant to this prospectus will be listed on the NYSE, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

        Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In compliance with the guidelines of the National Association of Securities Dealers, Inc., or the NASD, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

 EXPERTS

        The financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.